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                                                                    EXHIBIT 10.5

                       VOLTERRA SEMICONDUCTOR CORPORATION

                 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN



                             ADOPTED: MAY 17, 2004
                    APPROVED BY STOCKHOLDERS: June 18, 2004



1.    PURPOSES.

      (a) ELIGIBLE OPTION RECIPIENTS. The persons eligible to receive Options are the Non-Employee Directors of the Company.

      (b) AVAILABLE OPTIONS. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

      (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

      As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

      (a) "ACCOUNTANT" means the independent public accountants of the Company.

      (b) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      (c) "ANNUAL GRANT" means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Section 6(b).

      (d) "ANNUAL MEETING" means the annual meeting of the stockholders of the Company.

      (e)   "BOARD" means the Board of Directors of the Company.

      (f)   "CAPITALIZATION ADJUSTMENT" has the meaning ascribed to that term in
Section 11(a).

      (g) "CHANGE IN CONTROL" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                                       1.

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                  (i)   any Exchange Act Person becomes the Owner, directly or
indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur
(A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or
(B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

                  (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

                  (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

                  (iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

                  (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

                                       2.

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      The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Optionholder shall supersede the foregoing definition with respect to Options subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

      (h)   "CODE" means the Internal Revenue Code of 1986, as amended.

      (i)   "COMMON STOCK" means the common stock of the Company.

      (j) "COMPANY" means Volterra Semiconductor Corporation, a Delaware corporation.

      (k) "CONSULTANT" means any person, including an advisor, who (i) is engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services or (ii) is serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

      (l) "CONTINUOUS SERVICE" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's service with the Company or an Affiliate, shall not terminate an Optionholder's Continuous Service. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Optionholder's leave of absence.

      (m) "CORPORATE TRANSACTION" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

            (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

                                       3.

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            (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

            (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

      (n)   "DIRECTOR" means a member of the Board of Directors of the Company.

      (o) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

      (p) "EMPLOYEE" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

      (q)   "ENTITY" means a corporation, partnership or other entity.

      (r) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      (s) "EXCHANGE ACT PERSON" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 14, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

      (t) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

            (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

                                       4.

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      (u)   "INITIAL GRANT" means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to Section 6(a).

      (v) "IPO DATE" means the first day that the Common Stock is publicly traded.

      (w)   "NON-EMPLOYEE DIRECTOR" means a Director who is not an Employee.

      (x) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (y) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (z) "OPTION" means a Nonstatutory Stock Option granted pursuant to the Plan.

      (aa) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (bb) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

      (cc) "OWN," "OWNED," "OWNER," "OWNERSHIP" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

      (dd) "PLAN" means this Volterra Semiconductor Corporation 2004 Non-Employee Directors' Stock Option Plan.

      (ee) "RULE 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

      (ff)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

      (gg) "SUBSIDIARY" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

                                       5.

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3.    ADMINISTRATION.

      (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

      (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine the provisions of each Option to the extent not specified in the Plan.

            (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan or an Option as provided in Section 12.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

      (c) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    SHARES SUBJECT TO THE PLAN.


      (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate one hundred twenty-five thousand (125,000) shares of Common Stock, plus an annual increase for ten years beginning on December 31, 2004 and ending on (and including) December 31, 2013 equal to the number of shares subject to Options granted during the calendar year ending on such date. Notwithstanding the foregoing, the Board may act, prior to the last day of any fiscal year of the Company, to increase the share reserve by such number of shares of Common Stock as the Board shall determine, which number shall be less than the amount described in the prior sentence.


      (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

      (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                                       6.

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5.    ELIGIBILITY.

      The Options, as set forth in Section 6, automatically shall be granted under the Plan to all Non-Employee Directors who meet the criteria specified in
Section 6.

6.    NON-DISCRETIONARY GRANTS.


      (a) INITIAL GRANTS. Without any further action of the Board, each person who after the IPO Date is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Initial Grant to purchase twenty-five thousand (25,000) shares of Common Stock on the terms and conditions set forth herein.



      (b) ANNUAL GRANTS. Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2005, each person who is then a Non-Employee Director automatically shall be granted an Annual Grant to purchase six thousand two hundred fifty (6,250) shares of Common Stock on the terms and conditions set forth herein; provided, however, that if the person has not been serving as a Non-Employee Director for the entire period since the preceding Annual Meeting, then the number of shares subject to such Annual Grant shall be reduced pro rata for each full quarter prior to the date of grant during which such person did not serve as a Non- Employee Director.


7.    OPTION PROVISIONS.

      Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a)   TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

      (b) EXERCISE PRICE. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

      (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock or (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

                                       7.

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      (d)   TRANSFERABILITY. Except as otherwise provided for in this Section, an Option is transferable only by will or by the laws of descent and distribution and exercisable only by the Optionholder during the life of the Optionholder. However, an Option may be transferred for no consideration upon written consent of the Board if (i) at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Company upon the exercise of such transferred Option or (ii) the transfer is to the Optionholder's employer at the time of transfer or an affiliate of the Optionholder's employer at the time of transfer. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the Option prior to such transfer. The forgoing right to transfer the Option shall apply to the right to consent to amendments to the Stock Option Agreement for such Option. In addition, until the Optionholder transfers the Option, an Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

      (e)   VESTING. Options shall vest as follows:

            (i) Initial Grants: 1/4th of the shares shall vest one year after the date of grant and 1/16th of the shares shall vest quarterly thereafter over three (3) years.

            (ii) Annual Grants: 1/4th of the shares shall vest one year after the date of grant and 1/16th of the shares shall vest quarterly thereafter over three (3) years.

      (f) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shared of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

      (g) TERMINATION OF CONTINUOUS SERVICE. In the event that an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability or upon a Change in Control), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(h) EXTENSION OF TERMINATION DATE. If the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death

                                       8.

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or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

      (i) DISABILITY OF OPTIONHOLDER. In the event an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

      (j) DEATH OF OPTIONHOLDER. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

      (k) TERMINATION UPON CHANGE IN CONTROL. In the event that an Optionholder's Continuous Service terminates as of, or within twelve (12) months following a Change in Control, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the expiration of the term of the Option as set forth in the Option Agreement or (ii) the date twelve (12) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement). If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

8.    SECURITIES LAW COMPLIANCE.

      The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the

                                       9.

Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.    USE OF PROCEEDS FROM STOCK.

      Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.   MISCELLANEOUS.

      (a) STOCKHOLDER RIGHTS. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

      (b) NO SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (c) INVESTMENT ASSURANCES. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

      (d) WITHHOLDING OBLIGATIONS. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i)

                                      10.

tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

      (e) ELECTRONIC DELIVERY. Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

11.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK.

      (a) CAPITALIZATION ADJUSTMENTS. If any change is made in, or other events occur with respect to, the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "Capitalization Adjustment")), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Options specified in
Section 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

      (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation.

      (c) CORPORATE TRANSACTION. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Options outstanding under the Plan or may substitute similar stock options for Options outstanding under the Plan (it being understood that similar stock options include, but are not limited to, options to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation (or its parent company) does not assume or continue all such outstanding Options or substitute similar stock options for such outstanding Options, then with respect to Options that have been not assumed, continued or substituted and are held by Optionholders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Options shall terminate if not exercised (if applicable) at or prior to such effective time. With respect to any other Options outstanding under the Plan that have not been

                                      11.

assumed, continued or substituted, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall not be accelerated unless otherwise provided in Section 11(d) or in a written agreement between the Company or any Affiliate and the holder of such Options, and such Options shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

      (d) CHANGE IN CONTROL. If a Change in Control occurs and an Optionholder's Continuous Service with the Company has not terminated immediately prior to the effective time of the Change in Control, then, immediately prior to the effective time of such Change in Control (and contingent upon the effectiveness of the Change in Control), the vesting and exercisability of an Optionholder's Options shall be accelerated in full. In the event that an Optionholder is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, the outstanding Options of such Optionholder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation (and contingent upon the effectiveness of the Change in Control).

      (e) PARACHUTE PAYMENTS. If the acceleration of the vesting and exercisability of Options provided for in Section 11(c), together with payments and other benefits of an Optionholder, (collectively, the "Payment") (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 11(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such Payment shall be either (1) provided to such Optionholder in full, or (2) provided to such Optionholder as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Optionholder, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

            Unless the Company and such Optionholder otherwise agree in writing, any determination required under this Section 11(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Optionholder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof): reduction of cash payments; cancellation of accelerated vesting of Options; reduction of employee benefits. If acceleration of vesting of Options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of Options (i.e., earliest granted Option cancelled last) unless the Optionholder elects in writing a different order for cancellation.

            For purposes of making the calculations required by this Section 11(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Optionholder shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

                                      12.

            If, notwithstanding any reduction described above, the Internal Revenue Service (the "IRS") determines that the Optionholder is liable for the Excise Tax as a result of the Payment, then the Optionholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Optionholder challenges the final IRS determination, a final judicial determination, a portion of the Payment equal to the "Repayment Amount." The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionholder's net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Optionholder's net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

            Notwithstanding any other provision of this Section 11(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Optionholder is liable for the Excise Tax, the payment of which would result in the maximization of the Optionholder's net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Optionholder pays the Excise Tax, then the Company shall pay or otherwise provide to the Optionholder that portion of the Payment that was reduced pursuant to this Section 11(e) contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Optionholder's net after-tax proceeds with respect to the Payment are maximized.

            If the Optionholder either (i) brings any action to enforce rights pursuant to this Section 11(e), or (ii) defends any legal challenge to his or her rights under this Section 11(e), the Optionholder shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Optionholder, the court finds that the action was brought in good faith.

12.   AMENDMENT OF THE PLAN AND OPTIONS.

      (a) AMENDMENT OF PLAN. The Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable laws.

      (b) STOCKHOLDER APPROVAL. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

      (c) NO IMPAIRMENT OF RIGHTS. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

      (d) AMENDMENT OF OPTIONS. The Board, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any

                                      13.

Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.   TERMINATION OR SUSPENSION OF THE PLAN.

      (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.   EFFECTIVE DATE OF PLAN.

      The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.   CHOICE OF LAW.

      The law of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

                                      14.

                       VOLTERRA SEMICONDUCTOR CORPORATION
                 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                            STOCK OPTION GRANT NOTICE
                           ([INITIAL] [ANNUAL] GRANT)

Volterra Semiconductor Corporation (the "Company"), pursuant to its 2004 Non-Employee Directors' Stock Option Plan (the "Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

   Optionholder:                        __________________________________
   Date of Grant:                       __________________________________
   Vesting Commencement Date:           __________________________________
   Number of Shares Subject to Option:  __________________________________
   Exercise Price (Per Share):          __________________________________
   Total Exercise Price:                __________________________________
   Expiration Date:                     __________________________________

TYPE OF GRANT:      Nonstatutory Stock Option

EXERCISE SCHEDULE:  [X] Same as Vesting Schedule     [ ] Early Exercise
                                                         Permitted

VESTING SCHEDULE:   1/4th of the shares vest one year after the Vesting
                    Commencement Date.

                    1/16th of the shares vest quarterly thereafter over the next three years.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                    [ ]  By cash or check
                    [ ] Pursuant to a Regulation T Program if the Shares are publicly traded
                    [ ] By delivery of already-owned shares if the Shares are publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and
(ii) the following agreements only:

         OTHER AGREEMENTS:
                                            ____________________________________
                                            ____________________________________

VOLTERRA SEMICONDUCTOR CORPORATION          OPTIONHOLDER:

By: ________________________________        ____________________________________
               Signature                                 Signature

Title: _____________________________        Date: ______________________________

Date:_______________________________

ATTACHMENTS: Stock Option Agreement, 2004 Non-Employee Directors' Stock Option
             Plan and Notice of Exercise

                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT

                                  ATTACHMENT II

                 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                                 ATTACHMENT III

                               NOTICE OF EXERCISE

                       VOLTERRA SEMICONDUCTOR CORPORATION
                 2004 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT
                           (NONSTATUTORY STOCK OPTION)

      Pursuant to your Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement, Volterra Semiconductor Corporation (the "Company") has granted you an option under its 2004 Non-Employee Directors' Stock Option Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your option are as follows:

      1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

      2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

      3. EXERCISE PRIOR TO VESTING ("EARLY EXERCISE"). If permitted in your Grant Notice (i.e., the "Exercise Schedule" indicates that "Early Exercise" of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:

            (a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

            (b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company's form of Early Exercise Stock Purchase Agreement; and

            (c) you shall enter into the Company's form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

      4. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner PERMITTED BY YOUR GRANT NOTICE, which may include one or more of the following:

                                      1.

                  (a) In the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

                  (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company's reported earnings (generally six (6) months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

      5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

      6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      7. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:

            (a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death or upon a Change in Control, provided that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

            (b) twelve (12) months after the termination of your Continuous Service due to your Disability;

                                       2.

            (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

            (d) twelve (12) months after the termination of your Continuous Service if such termination occurs as of, or within thirteen (13) months [FOLLOWING] [OF], the effective time of such Change in Control;

            (e)   the Expiration Date indicated in your Grant Notice; or

            (f) the day before the tenth (10th) anniversary of the Date of Grant.

      8.    EXERCISE.

            (a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

      9. TRANSFERABILITY. Your option is transferable only by will or by the laws of descent and distribution and is exercisable only by you during your lifetime. However, you may transfer your option for no consideration upon written consent of the Board (i) if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Company upon the exercise of such transferred option or (ii) the transfer is to your employer at the time of transfer or an affiliate of your employer at the time of transfer. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to your option prior to such transfer. The forgoing right to transfer your option shall apply to the right to consent to amendments to the Stock Option Agreement for such option. In addition, until you transfers the option, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

      10. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

                                       3.

      11.   WITHHOLDING OBLIGATIONS.

            (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

            (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

            (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

      12. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      13. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

                                       4.

                               NOTICE OF EXERCISE

Volterra Semiconductor Corporation
3839 Spinnaker Court
Fremont, CA 94538-6537                         Date of Exercise: _______________

Ladies and Gentlemen:

      This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

         Type of option:                             Nonstatutory

         Stock option dated:                         _______________

         Number of shares as
         to which option is
         exercised:                                  _______________

         Certificates to be
         issued in name of:                          _______________

         Total exercise price:                       $______________

         Cash payment delivered
         herewith:                                   $______________

         Value of ________ shares of
         Volterra Semiconductor Corporation Common
         Stock delivered herewith(1):                $______________

      By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Volterra Semiconductor Corporation 2004 Non-Employee Directors' Stock Option Plan, and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

--------------------------
(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

                                       1.

                                                Very truly yours,
                                                ________________________________



                                       2.